EXHIBIT 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS


 We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (Numbers 33-61610, 33-87950, 333-21413) of Sunbeam Corporation of our report dated March 13, 1998 relating to the consolidated financial statements of First Alert, Inc., which are incorporated by reference in the Current Report on Form 8-K of Sunbeam Corporation dated May 11, 1998.







 Price Waterhouse LLP


 Chicago, Illinois
 May 7, 1998